UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 11, 2018
(Date of earliest event reported)

VIRGINIA NATIONAL BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-55117	46-2331578
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

404 People Place
Charlottesville, Virginia 22911
(Address of principal executive offices) (Zip Code)

(434) 817-8621
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note
This filing amends Item 7.01 and Item 9.01 of the Current Report on Form 8-K filed April 11, 2018 by Virginia National Bankshares Corporation regarding its investor update letter dated April 6, 2018.

Item 7.01 Regulation FD Disclosure.

On or about April 11, 2018, Virginia National Bankshares Corporation mailed an investor update letter dated April 6, 2018 to its shareholders of record as of March 26, 2018. On April 24, 2018, certain information on page 4 of the letter was revised. The chart under the heading “Net Interest Margin and Average Loan Yield” reflected a 2017 Net Interest Margin on a fully tax equivalent (FTE) basis of 3.83%; however, the Net Interest Margin (FTE) for the month of December 2017 was reported rather than the average for the full year, which was 3.63%. The chart has been updated with the correct information, and the second sentence in the paragraph preceding the chart was revised to reflect the correct annual average and comparison to 2016. The remainder of the investor update was unchanged. The revised investor update, with all changes in italics, is included in its entirety as Exhibit 99.1 to this amended report and will be available at www.vnb.com in the “Investors” section under “Proxy Materials.”

A copy of this revised investor update letter is attached as Exhibit 99.1 to this amended report and is being furnished, not filed, under Item 7.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit(s) are furnished herewith:

Exhibit No.	Description
99.1	Virginia National Bankshares Corporation Investor Update letter dated April 06, 2018, revised April 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA NATIONAL BANKSHARES CORPORATION

Dated: April 24, 2018	By:	/s/ Tara Y. Harrison
Tara Y. Harrison
Executive Vice President and Chief Financial Officer